EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-108335) pertaining to the 2003 Stock Incentive Plan of Ashford Hospitality Trust, Inc. of our reports on FGSB Hotel Portfolio, dated December 27, 2004, with respect to the combined historical summaries of revenue and direct operating expenses of FGSB Hotel Portfolio included in this current report on Form 8-K/A filed with the Securities and Exchange Commission.

/s/ Berdon LLP

New York, New York
December 27, 2004

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